Exhibit 10.1
INDIVIDUAL LABOR AGREEMENT FOR AN INDEFINITE TERM (HEREINAFTER REFERRED TO AS THE “AGREEMENT”) EXECUTED, ON ONE SIDE, BY KANSAS CITY SOUTHERN DE MEXICO, S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “COMPANY”), REPRESENTED IN THIS ACT BY MR. CRISTIAN LOUSTAUNAU ARMAS AS ITS LEGAL REPRESENTANT AND, ON THE OTHER SIDE, BY, MR. OSCAR AUGUSTO DEL CUETO CUEVAS (HEREINAFTER REFERRED TO AS THE “EMPLOYEE”), ON ITS OWN RIGHT, SUBMITTING THEIR WILL TO THE FOLLOWING DECLARATIONS AND CLAUSES:
D E C L A R A T I O N S
I.	The “COMPANY” declares:

a)	That it is a variable capital stock corporation constituted in accordance to the laws of the United Mexican States.

b)	That in accordance to its social purpose, it has the capability and faculties required to execute this Agreement.

c)	That its address is located at Montes Urales No. 625, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, C.P. 11000, Mexico, Federal District.

d)	That it requires the services that will be rendered by the qualified Employee, which has the necessary skills and knowledge to fulfill its duties as Comptroller.

II.	The Employee declares:

a)	That its name is as it was established in the present Agreement.

b)	That it is of Mexican nationality.

c)	That it is 39 years old.

d)	That its civil status is married.

e)	That it is Male.

f)	That its address is located at Gloria Alejandra No. 1311 Colonia Hacienda Los Canta Apodaca, Nuevo Leon, Mexico and that if domicile herein provided is modified, it will be obliged to provide a written notice of said modification to the “COMPANY” in a maximum term of 5 days as of the date in which the change of domicile was performed, in the understanding that if such obligation is not fulfilled, it will recognize the last address provided as the authorized address for all the legal effects derived from the present Agreement and specifically the ones provided by articles 47 and 991 of the Federal Labor Law.

g)	That he is aware of the work to be executed at the “COMPANY” and that it may eventually provide services to other subsidiary companies and/or subsidiaries from Kansas City Southern (which “COMPANY” is also a subsidiary of), and additionally agrees to develop relationships with and perform works for such companies, and agreeing that the “COMPANY” will be its only employer.

h)	That it has the capacity and experience required to provide its personal services to the “COMPANY” in the position for which it was hired and not having, to this date, any criminal records, and having the legal capacity required to perform its services when this Agreement is executed.
i)	That has read, understands, and consents all the internal regulations applicable to the “COMPANY”’s employees.
Having stated the previous declarations, the parties agree to adjust their labor relationship to the following:
C L A U S E S
FIRST. “TERM OF THE AGREEMENT”. The present Labor Agreement is executed for an Indefinite Term and may not be modified, suspended, breached, or terminated if not by the parties’ mutual agreement or as provided by the Federal Labor Law and its applicable regulations. The “EMPLOYEE” will commence its services as AVP Transportation of the “COMPANY” on March 15 of 2006.
SECOND. “WORKPLACE”. The “EMPLOYEE” will provide his services to the “COMPANY” in any of the “COMPANY’s facilities or where such are required, the previous in accordance to the orders provided by the “COMPANY”’s representatives, and the “EMPLOYEE” will be obliged to render his services at the location of the facilities where such are required or where the “COMPANY” is located, including Mexico City and Monterrey. Moreover, the “COMPANY” has the capacity to change its address at any time, prior notice and agreement between the parties regarding the way to do so.
THIRD. “LENGTH OF THE WORKING DAY”. Due to the nature of the duties to be performed by the “EMPLOYEE” in connection to its position, same which are considered trust duties, it will distribute his daily working schedule in accordance to the “COMPANY”’s operating requirements.
FOURTH. “SERVICES PROVIDED”. The “EMPLOYEE” will render his personal and subordinated services to the “COMPANY” in the category and in the position of AVP Transportation and it agrees to provide such services in a subordinated manner and subject, at all time, to the “COMPANY”’s Board of Directors or any other person or entity designated by the “COMPANY”’s Board of Director, having, due to its position, the following obligations:
a) Be responsible for protecting the “COMPANY”’s legal interests, in relation to legal proceedings, administrative requirements, and legal procedures, as well as regarding contracts and agreements with third parties.
b) Implement the “COMPANY”’s policies that enable the compliance of all its legal obligations.
c) Advise the senior management team in connection to all legal aspects of the transactions and decisions that impact the “COMPANY”.

d) Supervise the personnel from the Legal Department, as well as external attorneys hired to represent the “COMPANY”.
e) Act, during the term of the working relationship, with responsibility, observing all the applicable policies of the “COMPANY” and the instructions given by the Board of Directors of the “COMPANY”, as well as to observe the applicable legislation and encourage its subordinated employees to act in the same manner.
f) The services will be provided mostly at the “COMPANY”’s facilities located in Ave. Manuel L. Barragan No. 4850 Col. Hidalgo, Monterrey, Nuevo Leon, Mexico; or in any other place where the “COMPANY” maintains its main offices or in the domicile of any of its subsidiaries or of the companies where the “COMPANY” has any stock or business relationship: but at all times the beneficiary and responsible of the working relationship herein established will be the “COMPANY”; and the “EMPLOYEE” herein recognizes the “COMPANY” as its only employer, for which a main part of the obligations the “EMPLOYEE” will be to maintain the “COMPANY” informed about the execution of its duties.
Independently, the “EMPLOYEE” will perform, but will not only be limited to perform, all those activities that are derived and are related to the main obligations of its position, as well as all the obligations that are accessory of or attached to its main obligations, even though if such are required to be performed outside its workplace, the previous without detriment to his wage.
If due to the nature of the services to be by the “EMPLOYEE” to the “COMPANY”, it is required for the “COMPANY” to grant powers of attorney to the “EMPLOYEE”, as employee or representative of any of the “COMPANY”’s subsidiaries, such will not constitute a working relationship between the “EMPLOYEE” and the companies that, if applicable, will grant it its corresponding powers of attorney, that is why the “EMPLOYEE” expressly acknowledges that the only working relationship it will have will be with the “COMPANY”, which as of today it recognizes as its only employer.
The EMPLOYEE will provide its services to the “COMPANY” under its direction or under the direction of its representatives, to whose authority it will be subordinated regarding the work; the “EMPLOYEE” shall perform such with the appropriate intensity, care, and diligence, in the agreed way, type, and place, having the “COMPANY” the capacity to modify the “EMPLOYEE”’s obligations without modifying its labor conditions, specifically in relation to this wage.
FIFTH. VACATIONS, VACATION BONUS, AND ANNUAL BONUS. The “EMPLOYEE” will have the right to an annual vacation period of 10 (TEN) days. The vacation periods are annual and should not be accumulated in any case whatsoever.
To enjoy the annual vacation period, at all time the “COMPANY”, alongside the “EMPLOYEE”, will determine the schedule for the “EMPLOYEE” to enjoy its corresponding vacations.
THE “EMPLOYEE” should have right to the payment of a vacation bonus of 50% of the number of vacation days corresponding to each year and such should be automatically covered at the moment the “EMPLOYEE” reaches its first anniversary with the “COMPANY”.
THE “EMPLOYEE” would have the right to an annual bonus, as provided by article 87 of the Federal Labor Law, for the amount of 30 (thirty) daily wages, same which it will be covered in December; the “EMPLOYEE” will also have the right to the obligatory rest days provided by article 74 of the Federal Labor Law, as well as the weekly rest days, which shall be Saturdays and Sundays, preferably.
SIXTH. TRAINING. The “EMPLOYEE” obliges itself to receive training in accordance to the courses established in the programs duly authorized by the Ministry of Labor and Social Welfare, as provided by Title Four, Chapter III BIS of the Federal Labor Law. The “EMPLOYEE” obligates itself to assist punctually to the courses, group sessions, and other activities that are part of the training process, as well to perform instructions related to such programs, and take the performance and aptitudes tests required as provided by article 153-H of the Federal Labor Law.
SEVENTH. WAGE. THE “EMPLOYEE” will accrue a monthly gross wage of $75,000.00 (Seventy Five Thousand pesos 00/100 currency applicable in the United States of Mexico) previous to the corresponding tax deductions for such amount, at the “COMPANY”’s address or in the place assigned for such matter. The “COMPANY”, through its Board or Board of Directors, will annually determine and establish the wage of AVP Transportation alongside a market study (performed by Towers Perrin or any other consultant) and the preparation of the budget for the following year. The previous wage includes the payment for the seventh day and the corresponding obligatory holidays, as well as the proportional part the weekly rest days, in accordance to the provisions of the Federal Labor Law, as well as additional applicable benefits, as provided by the Federal Labor Law or by specific norms applicable to the “COMPANY” due to its social activity.
Due to the nature of the “EMPLOYEE”’s duties, and as requested by such, the “COMPANY” will pay is corresponding wage through a bank deposit system, in the account that the “EMPLOYEE” assigns for such matter; and the “EMPLOYEE” will be obligated to subscribe the receipt and administrative controls provided by the “COMPANY”, for which, as of this moment, the vouchers and the bank deposit receipts would be equivalent to payment receipts, independently if such were signed or not by the “EMPLOYEE”.
EIGHT. The Parties agreed that the “EMPLOYEE” is obliged to issue the “COMPANY”, in writing, the receipts corresponding to the payments to which such is entitled to, same which shall include the payments and deductions expressly accepting such, signing in approval each of the periods corresponding to such, agreeing that if there are no details in connection to over-time, it is because the “EMPLOYEE” did not work over-time, hereby granting the broadest settlement applicable by law in connection to all the payments it was entitled to, therefore each and every explanation or claim shall be made prior to issuing the corresponding receipt.
NINTH. MEDICAL EXAMS. The “EMPLOYEE” obliges, as provided by the article 134 subsection X of the Federal Labor Law, to summit itself to all the check-ups and medical exams requested by the “COMPANY”, as well as to such required as provided by the Health Regulation.
TENTH. CONFIDENTIALITY. The “EMPLOYEE” recognizes that it has, due to the services agreed herein, access to confidential information, manufacturing secrets, commercial and operational aspects of the “COMPANY” that are considered an industrial secret; obliging itself not to divulge nor reveal such information to third parties, except if the “COMPANY”’s representatives issue a written authorization, being itself subject to the corresponding sanctions in case if such does not comply with the provisions included in this Clause.

ELEVENTH. INVENTIONS. The “EMPLOYEE” expressly agrees that any discovery, invention, or improvement to such or any other technological knowledge that it obtains or contributes to by means of the activities performed individually or in a team during the execution of its duties in favor of the “COMPANY”, will be the exclusive property of the “COMPANY”. Therefore, the “EMPLOYEE” does not reserve any right or action in connection to the use or exploitation of the aforementioned discoveries, inventions, or technological knowledge, the previous because such activities are rewarded through the wage paid for the work for which it has been contracted, that is why the “EMPLOYEE” obliges to perform, alongside the “COMPANY”, all the necessary procedures, as provided by law, to perform the corresponding registry, same which will be performed under the “COMPANY”’s name so such may protect and/or exploit the aforementioned industrial property rights. As a result of the above, the “EMPLOYEE” is obliged to execute any document and to perform the legal acts that may be required.
TWELVE. “JURISDICTION AND INTERPRETATION.” The matters that are not covered by this Agreement will be subject to the provisions of the Federal Labor Law and the Applicable Provisions; therefore, in connection to the interpretation of this Agreement, in case of any dispute the parties expressly agree to submit themselves to the Federal Conciliation and Arbitration Board which is applicable due to their domiciles or due to the location of the workplace.
THIRTEEN. For all legal effects is recognized to the employee the seniority in the company since March 15 2006
The “COMPANY”
KANSAS CITY SOUTHERN DE MEXICO, S.A DE C.V.

/s/ Cristian Loustaunau Armas

By: Cristian Loustaunau Armas Cargo: AVP Human Resources
The “EMPLOYEE”

/s/ OSCAR AUGUSTO DEL CUETO CUEVAS

OSCAR AUGUSTO DEL CUETO CUEVAS